Exhibit 99.1

CONTACT:	Louis J. Beierle, First Vice President, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	ljbeierle@hcsbnj.com
OFFICE OF THRIFT SUPERVISION APPROVES HUDSON CITY BANCORP, INC.’S ACQUISITION OF SOUND FEDERAL
BANCORP, INC.
Paramus, New Jersey, June 27, 2006 — Hudson City Bancorp, Inc. (the “Company”) (NASDAQ: HCBK), announced today that the Office of Thrift Supervision has approved the regulatory application to complete the acquisition of Sound Federal Bancorp, Inc. by the Company. The acquisition is expected to be completed on or about July 14, 2006.
About Hudson City
Hudson City Bancorp, Inc. is the parent company of Hudson City Savings Bank, a well-established community banking institution with a long-standing tradition of service excellence. Hudson City has assets exceeding $29.5 billion, making it the largest savings bank headquartered in New Jersey. Hudson City Savings Bank operates 94 full service branches throughout New Jersey, Suffolk and Richmond (Staten Island) Counties, New York. The Federal Deposit Insurance Corporation insures Hudson City Savings’ deposits.